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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Robotic Vision Systems, Inc. (the "Company") on Form S-3 of our report dated December 27, 1999, included in the Annual Report on Form 10-K of the Company for the year ended September 30, 1999, and to the use of our report dated December 27, 1999, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
January 19, 2000